Filed pursuant to Rule 424(b)(5)
Registration No.: 333-237663

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 16, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 13, 2020)

Triumph Bancorp, Inc.

Depositary Shares, Each Representing a 1/40th Interest in a Share of

    % Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock

Triumph Bancorp, Inc. is offering                depositary shares, each representing a 1/40th ownership interest in a share of    % Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) (the “Preferred Stock”). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Preferred Stock (including dividend, voting, redemption, liquidation and other rights). You must exercise such rights through Equiniti Trust Company, as the depositary for the shares of the Preferred Stock.

Dividends on the Preferred Stock will be payable when, as and if authorized and declared by our board of directors or a duly authorized committee of our board of directors out of legally available funds. From the issue date, dividends on the Preferred Stock will accrue on a non-cumulative basis at a rate of    % per annum on the liquidation preference of $1,000 per share, payable quarterly, in arrears, on the 30th day of each March, June, September and December, commencing on September 30, 2020.

Dividends on the Preferred Stock will be non-cumulative. If for any reason our board of directors or a duly authorized committee of our board of directors does not authorize and declare full cash dividends on the Preferred Stock for a dividend period, we will have no obligation to pay any unpaid dividends for that period, whether or not our board of directors or a duly authorized committee of our board authorizes and declares dividends on the Preferred Stock for any subsequent dividend period. However, with certain limited exceptions, if we have not declared and paid or set aside for payment full dividends on the Preferred Stock for the most recently completed dividend period, we may not declare or pay dividends on, or redeem, purchase or acquire, our common stock or other junior securities during the next succeeding dividend period.

The Preferred Stock is perpetual and has no maturity date. We may redeem the Preferred Stock at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after June 30, 2025 or (ii) in whole but not in part, within 90 days following a regulatory capital treatment event (as defined herein), in each case, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. If we redeem the Preferred Stock, the depositary will redeem a proportional number of depositary shares. Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock or the depositary shares. Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or other successor regulatory authority.

The Preferred Stock will not have any voting rights, except as set forth under “Description of the Preferred Stock—Voting Rights” and “Description of the Preferred Stock—Other Voting Rights” on pages S-25 and S-26.

We intend to apply to list the depositary shares on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “TBKCP.” If the application is approved, we expect trading of the depositary shares on the Nasdaq to begin within the 30-day period after the initial delivery of the depositary shares.

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement and in “Item 1-A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019 and of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the U.S. Securities and Exchange Commission (the “SEC”) to read about factors you should consider before investing in the depositary shares.

	Price to Public(1)	Underwriting Discount(2)	Proceeds, Before Expenses, to Triumph(3)
Per Depositary Share	$	$	$
Total	$	$	$

(1)	The price to the public does not include dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of initial issuance, which is expected to be , 2020.

(2)

To the extent such depositary shares are sold to directors or officers of the Company, the underwriters would receive an underwriting discount of $0.25 per depositary share and the total underwriting discount will be less than the total shown above.

(3)	Assumes no exercise of the underwriters’ option to purchase additional depositary shares described below.

None of the SEC, any state securities commission, the Federal Deposit Insurance Corporation, the Federal Reserve nor any other regulatory body has approved or disapproved of these securities or has determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The depositary shares are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or instrumentality.

The underwriters expect to deliver the depositary shares in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, against payment in New York, New York on or about                , 2020.

We have granted the underwriters an option to purchase up to an additional                depositary shares within 30 days after the date of this prospectus supplement at the public offering price, less underwriting discounts and commissions.

Joint Book-Running Managers

B. Riley FBR	D.A. Davidson & Co.	Janney Montgomery Scott	Oppenheimer & Co.

Lead Manager

Ladenburg Thalmann

Co-Managers

William Blair	Incapital	Boenning & Scattergood	Wedbush Securities

Prospectus Supplement dated                , 2020

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Triumph,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean Triumph Bancorp, Inc. References to “TBK Bank” or the “Bank” mean TBK Bank, SSB, which is our wholly owned bank subsidiary.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial conditions, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where You Can Find More Information” before investing in the depositary shares. Generally, when we refer to the “prospectus,” we are referring to both parts of this document combined.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of our securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may obtain any of these documents from the SEC at the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by information that is included directly in this prospectus supplement or in a more recent incorporated document.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K (including information specifically incorporated by reference therein from our definitive proxy statement filed on March 26, 2020)	For the year ended December 31, 2019

• Quarterly Reports on Form 10-Q	For the quarter ended March 31, 2020

• Current Reports on Form 8-K	Filed on March 26, 2020 and May 7, 2020

In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the completion of the offering of the depositary shares or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by visiting our website at triumphbancorp.com or requesting them in writing or by telephone from us at the following address:

Triumph Bancorp, Inc.

Attention: Investor Relations

12700 Park Central Drive, Suite 1700

Dallas, Texas 75251

(214) 365-6900

S-iii

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control, particularly with regard to developments related to COVID-19. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•	business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas;

•

the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act), and the resulting effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers;

•	our ability to mitigate our risk exposures;

•	our ability to maintain our historical earnings trends;

•	changes in management personnel;

•	interest rate risk;

•	concentration of our products and services in the transportation industry;

•	credit risk associated with our loan portfolio;

•	lack of seasoning in our loan portfolio;

•	deteriorating asset quality and higher loan charge-offs;

•	time and effort necessary to resolve nonperforming assets;

•	inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates;

•	risks related to the integration of acquired businesses and any future acquisitions;

•

our ability to successfully identify and address the risks associated with our possible future acquisitions, and the risks that our prior and possible future acquisitions make it more difficult for investors to evaluate our business, financial condition and results of operations, and impair our ability to accurately forecast our future performance;

S-iv

•	lack of liquidity;

•	fluctuations in the fair value and liquidity of the securities we hold for sale;

•	impairment of investment securities, goodwill, other intangible assets or deferred tax assets;

•	our risk management strategies;

•	environmental liability associated with our lending activities;

•	increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms;

•	the accuracy of our financial statements and related disclosures;

•	material weaknesses in our internal control over financial reporting;

•	system failures or failures to prevent breaches of our network security;

•	the institution and outcome of litigation and other legal proceedings against us or to which we become subject;

•	changes in carry-forwards of net operating losses;

•	changes in federal tax law or policy;

•

the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Act and their application by our regulators;

•	governmental monetary and fiscal policies;

•	changes in the scope and cost of FDIC, insurance and other coverages;

•	failure to receive regulatory approval for future acquisitions; and

•	increases in our capital requirements.

The foregoing factors should not be construed as exhaustive. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the depositary shares. You should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement and “Item 1A., Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, to determine whether an investment in the depositary shares is appropriate for you.

Triumph Bancorp, Inc.

We are a financial holding company headquartered in Dallas, Texas and registered under the Bank Holding Company Act of 1956, as amended. Through our wholly owned bank subsidiary, TBK Bank, SSB, we offer traditional banking services, commercial finance product lines focused on businesses that require specialized financial solutions, and national lending product lines that further diversify our lending operations. Our traditional banking offerings include a full suite of lending and deposit products and services focused on our local market areas. These activities generate a stable source of core deposits and a diverse asset base to support our overall operations. Our commercial finance product lines generate attractive returns and include factoring, asset-based lending, and equipment lending products offered on a nationwide basis. Our national lending product lines provide further asset base diversification and include mortgage warehouse and liquid credit offered on a nationwide basis. Mortgage warehouse lending provides portfolio diversification by allowing unaffiliated mortgage originators to close one-to-four family real estate loans in their own name and manage cash flow needs until the loans are sold to investors. Our liquid credit portfolio, which consists of broadly syndicated shared national credits, provides an accordion feature allowing us to opportunistically scale our loan portfolio.

These product offerings supplement the asset generation capacity in our community banking markets and enhance the overall yield of our loan portfolio, enabling us to earn attractive risk-adjusted net interest margins. We believe our integrated business model distinguishes us from other banks and non-bank financial services companies in the markets in which we operate.

As of March 31, 2020, we had consolidated total assets of $5.354 billion, total loans held for investment of $4.321 billion, total deposits of $3.682 billion and total stockholders’ equity of $589.3 million.

Our voting common stock is listed on the Nasdaq Global Select Market under the symbol “TBK.” Our principal executive offices are located at 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251. Our telephone number is (214) 365-6900. Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” on page S-iii of this prospectus supplement.

SUMMARY OF THE OFFERING

The following summary contains basic information about the Preferred Stock, the depositary shares, and this offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the Preferred Stock and the depositary shares, you should read the sections of this prospectus supplement entitled “Description of the Preferred Stock” and “Description of the Depositary Shares.”

Issuer	Triumph Bancorp, Inc., a Texas corporation.

Securities Offered	depositary shares ( depositary shares if the underwriters exercise in full their option to purchase additional depositary shares), each representing 1/40th ownership interest in a share of % Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, liquidation and other rights).

We may, from time to time, without notice to or the consent of holders of the depositary shares, elect to issue additional depositary shares representing shares of the Preferred Stock, provided that if any such additional shares are not fungible for U.S. federal income tax purposes with the shares offered in this offering, such additional shares will be issued with a separate CUSIP or other identifying number, and all such additional shares of Preferred Stock would be deemed to form a single series with the Preferred Stock offered hereby.

Dividends	Dividends on the Preferred Stock will be payable only when, as and if authorized and declared by our board of directors or a duly authorized committee of our board of directors out of legally available funds. Dividends will accrue from the issue date at a rate of % per annum on the liquidation preference of $1,000 per share, payable quarterly, in arrears, commencing on September 30, 2020.

Dividends on the Preferred Stock will be non-cumulative. If for any reason our board of directors or a duly authorized committee of our board of directors does not authorize and declare full cash dividends on the Preferred Stock for a dividend period, that dividend will not accumulate, and we will have no obligation to pay any unpaid dividends for that period, whether or not our board of directors or a duly authorized committee of our board of directors authorizes and declares dividends on the Preferred Stock for any subsequent dividend period.

Any dividends paid will be distributed to holders of depositary shares in the manner described under “Description of the Depositary Shares—Dividends and Other Distributions” below.

Dividend Payment Dates	March 30, June 30, September 30 and December 30 of each year.

A dividend period is each period from and including a dividend payment date to but excluding the following dividend payment date, except that the initial dividend period will commence on and include the date on which shares of Preferred Stock are first issued to but excluding September 30, 2020.

Dividend Stopper	During any dividend period in which the Preferred Stock is outstanding, unless, in each case, the full dividends for the most recently completed dividend period on all outstanding shares of Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment thereof has been set aside:

•	no dividend or distribution will be declared or paid or set aside for payment on any of our junior securities, subject to certain exceptions; and

•

no shares of junior or parity securities may be repurchased, redeemed or otherwise acquired for consideration by the Company, directly or indirectly, subject to certain exceptions, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company.

Redemption	We may redeem the Preferred Stock at our option, (i) in whole or in part, from time to time, on any dividend payment date on or after June 30, 2025 or (ii) in whole but not in part, within 90 days following a regulatory capital treatment event (as defined under “Description of the Preferred Stock—Redemption upon a Regulatory Capital Treatment Event”), at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends in any prior dividend period, without accumulation of any undeclared dividends. If we redeem the Preferred Stock, the depositary will redeem a proportional number of depositary shares. Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock.

Maturity	The Preferred Stock does not have a maturity date, and we are not required to redeem the Preferred Stock. Accordingly, the Preferred Stock and the related depositary shares will remain outstanding indefinitely, unless and until we decide to redeem it and, if required, receive prior approval of the Federal Reserve to do so.

Liquidation Rights	Upon our voluntary or involuntary liquidation, dissolution or winding-up, holders of the Preferred Stock will be entitled to receive,

out of our assets that are legally available for distribution to stockholders, before any distribution is made to holders of our common stock or other junior securities, a liquidating distribution in the amount of $1,000 per share of the Preferred Stock (equivalent to $25 per depositary share) plus any authorized and declared but unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made pro rata as to the Preferred Stock and any other parity securities and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors.

Voting Rights	Holders of the depositary shares representing the Preferred Stock will have no voting rights, except with respect to certain fundamental changes in the terms of the Preferred Stock and certain other matters (e.g., the authorization of any shares of stock senior to the Preferred Stock). In addition, if dividends on the Preferred Stock are not paid in full for at least six quarterly dividend periods or their equivalent, whether or not consecutive, the holders of the Preferred Stock, acting as a single class with any other parity securities having similar voting rights that are then exercisable, will have the right to elect two directors to our board. The terms of office of these directors will end when we have paid or set aside for payment full dividends for at least one year’s worth of dividend periods on the Preferred Stock and any non-cumulative parity securities and all dividends on any cumulative parity securities have been paid in full. See “Description of the Preferred Stock—Voting Rights” and “Description of the Preferred Stock—Other Voting Rights.”

Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of the Depositary Shares—Voting the Preferred Stock” below.

Ranking	With respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, the Preferred Stock will rank:

•

senior to our common stock and each other class or series of preferred stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights on our liquidation, winding-up and dissolution;

•

on a parity with each class or series of preferred stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock with respect to dividends and distributions; and

•

junior to all existing and future indebtedness and other liabilities and any class or series of preferred stock that expressly provides in the statement of designation creating such preferred stock that such series ranks senior to the Preferred Stock (subject to any requisite consents prior to issuance).

Preemptive and Conversion Rights	None.

Listing	We will apply to list the depositary shares representing the Preferred Stock on the Nasdaq. If the Preferred Stock is approved for listing, the trading in the Preferred Stock is expected to begin within 30 days of the original issue date.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $ million (or approximately $ million if the underwriters exercise in full their over-allotment option to purchase additional depositary shares), after the deduction of the underwriting discount and estimated expenses payable by us (but excluding the Structuring Fee as defined in “Underwriting”), and assuming none of our directors and officers participates in the offering (see “Underwriting”). We intend to use the net proceeds of the offering for general corporate purposes, which may include working capital and the funding of organic growth or potential acquisitions. See “Use of Proceeds.”

Certain Material U.S. Federal Income Tax Considerations	For a discussion of certain material U.S. federal income tax consequences of purchasing, owning, and disposing of the depositary shares, see “Certain Material U.S. Federal Income Tax Considerations.”

Risk Factors	See “Risk Factors” beginning on page S-13 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.

Registrar and Depositary	Equiniti Trust Company

SUMMARY OF SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth consolidated financial and other data as of and for each of the periods ended and as of the dates indicated. The selected consolidated financial data presented below as of and for the years ended December 31, 2019, 2018, 2017, 2016 and 2015 is derived from our audited consolidated financial statements, which are incorporated by reference into this prospectus supplement and accompanying prospectus. The selected consolidated financial data presented below as of and for the three months ended March 31, 2020 and 2019 is derived from our unaudited interim consolidated financial statements, which are incorporated by reference into this prospectus supplement and accompanying prospectus. Results from past periods are not necessarily indicative of results that may be expected for any future period. You should read these tables together with the historical consolidated financial information contained in our consolidated financial statements and related notes, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which have been filed with the SEC and are incorporated herein by reference.

	For the Three Months Ended March 31,		For the Years Ended December 31,
(Dollars in thousands, except per share amounts)	2020	2019	2019	2018	2017	2016	2015
Income Statement Data:
Interest income	$75,414	$73,264	$311,153	$262,976	$177,224	$124,492	$98,760
Interest expense	12,914	11,953	55,250	35,926	21,540	12,134	8,109

Net interest income	62,500	61,311	255,903	227,050	155,684	112,358	90,651
Provision for loan losses	17,361	1,014	7,942	16,167	11,628	6,693	4,529

Net interest income after provision	45,139	60,297	247,961	210,883	144,056	105,665	86,122
Gain on sale of subsidiary or division	—	—	—	1,071	20,860	—	—
Bargain purchase gain	—	—	—	—	—	—	15,117
Other noninterest income	7,477	7,538	31,569	21,899	19,796	20,956	18,180

Noninterest income	7,477	7,538	31,569	22,970	40,656	20,956	33,297
Noninterest expense	57,690	48,566	204,084	167,353	123,614	93,112	81,865

Net income (loss) before income taxes	(5,074)	19,269	75,446	66,500	61,098	33,509	37,554
Income tax expense	(624)	4,481	16,902	14,792	24,878	12,809	8,421

Net income	(4,450)	14,788	58,544	51,708	36,220	20,700	29,133
Dividends on preferred stock	—	—	—	(578)	(774)	(887)	(780)
Net income available to common stockholders	$(4,450)	$14,788	$58,544	$51,130	$35,446	$19,813	$28,353

	As of March 31,		As of December 31,
(Dollars in thousands, except per share amounts)	2020	2019	2019	2018	2017	2016	2015
Balance Sheet Data:
Total assets	$5,353,729	$4,529,783	$5,060,297	$4,559,779	$3,499,033	$2,641,067	$1,691,313
Cash and cash equivalents	208,414	171,950	197,880	234,939	134,129	114,514	105,277
Investment securities	316,017	353,147	262,674	349,954	264,166	304,381	163,169
Loans held for sale	4,431	610	2,735	2,106	—	—	1,341
Loans held for investment, net	4,275,816	3,585,264	4,165,420	3,581,073	2,792,108	2,012,219	1,279,318
Total liabilities	4,764,382	3,883,567	4,423,707	3,923,172	3,107,335	2,351,722	1,423,275
Noninterest bearing deposits	846,412	667,597	809,696	724,527	564,225	363,351	168,264
Interest bearing deposits	2,835,603	2,646,843	2,980,210	2,725,822	2,057,123	1,652,434	1,080,686
FHLB advances	850,000	405,000	430,000	330,000	365,000	230,000	130,000
Subordinated notes	87,347	48,956	87,327	48,929	48,828	48,734	—
Junior subordinated debentures	39,689	39,200	39,566	39,083	38,623	32,740	24,687
Total stockholders’ equity	589,347	646,216	636,590	636,607	391,698	289,345	268,038

	For the Three Months Ended March 31		For the Years Ended December 31,
(Dollars in thousands, except per share amounts)	2020	2019	2019	2018	2017	2016	2015
Per Share Data:
Basic earnings per common share	$(0.18)	$0.55	$2.26	$2.06	$1.85	$1.11	$1.60
Diluted earnings per common share	$(0.18)	$0.55	$2.25	$2.03	$1.81	$1.10	$1.57
Weighted average shares outstanding—basic	24,314,329	26,679,724	25,941,395	24,791,448	19,133,745	17,856,828	17,720,479
Weighted average shares outstanding—diluted	24,314,329	26,793,685	26,060,005	25,480,513	20,000,288	18,053,531	18,524,889
Adjusted Per Share Data(1):
Adjusted diluted earnings per common share	$(0.18)	$0.55	$2.25	$2.21	$1.37	$1.17	$0.80
Adjusted weighted average shares outstanding—diluted	24,314,329	26,793,685	26,060,005	25,480,513	20,000,288	18,729,882	17,848,538

	For the Three Months Ended March 31		For the Years Ended December 31,
(Dollars in thousands, except per share amounts)	2020	2019	2019	2018	2017	2016	2015
Performance ratios:
Return on average assets	(0.36%)	1.33%	1.23%	1.33%	1.27%	1.00%	1.89%
Return on average total equity	(2.85%)	9.30%	9.04%	9.24%	10.66%	7.33%	11.31%
Return on average common equity	(2.85%)	9.30%	9.04%	9.27%	10.73%	7.29%	11.44%
Return on average tangible common equity(1)	(4.09%)	13.43%	12.93%	11.90%	12.50%	8.37%	12.98%
Yield on loans(2)	7.22%	7.99%	7.75%	8.07%	7.55%	7.71%	8.62%
Cost of interest bearing deposits	1.34%	1.24%	1.40%	1.02%	0.78%	0.70%	0.67%
Cost of total deposits	1.05%	0.99%	1.12%	0.80%	0.62%	0.59%	0.58%
Cost of total funds	1.23%	1.28%	1.36%	1.09%	0.86%	0.68%	0.64%
Net interest margin(2)	5.63%	6.15%	5.92%	6.35%	5.92%	5.91%	6.49%
Efficiency ratio	82.44%	70.54%	70.99%	66.94%	62.96%	69.84%	66.05%
Adjusted efficiency ratio(1)	82.44%	70.54%	70.99%	64.43%	66.55%	68.63%	73.59%
Net noninterest expense to average assets	4.12%	3.70%	3.61%	3.70%	2.92%	3.47%	3.16%
Adjusted net noninterest expense to average assets(1)	4.12%	3.70%	3.61%	3.55%	3.41%	3.39%	4.03%

	As of March 31,		As of December 31,
	2020	2019	2019	2018	2017	2016	2015
Asset Quality ratios(3):
Past due to total loans(4)	1.99%	2.33%	2.19%	2.41%	2.33%	3.61%	2.41%
Nonperforming loans to total loans	1.26%	0.95%	0.97%	1.00%	1.38%	2.23%	1.03%
Nonperforming assets to total assets	1.09%	0.84%	0.87%	0.84%	1.39%	1.98%	1.10%
ALLL / ACL to nonperforming loans(5)	82.37%	80.70%	71.63%	76.47%	48.41%	34.00%	94.10%
ALLL / ACL to total loans(5)	1.04%	0.76%	0.69%	0.76%	0.67%	0.76%	0.97%
Net charge-offs to average loans(6)	0.04%	0.03%	0.17%	0.23%	0.28%	0.25%	0.07%

Capital ratios:
Tier 1 capital to average assets	9.62%	11.32%	10.03%	11.08%	11.80%	10.85%	16.56%
Tier 1 capital to risk-weighted assets	9.03%	11.76%	10.29%	11.49%	11.15%	11.85%	18.23%
Common equity Tier 1 capital to risk-weighted assets	8.24%	10.81%	9.46%	10.55%	9.70%	10.18%	16.23%
Total capital to risk-weighted assets	11.63%	13.62%	12.76%	13.35%	13.21%	14.60%	19.11%
Total stockholders’ equity to total assets	11.01%	14.27%	12.58%	13.96%	11.19%	10.96%	15.85%
Tangible common stockholders’ equity ratio(1)	7.77%	10.37%	9.16%	10.03%	9.26%	8.98%	13.85%

(1)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. The non-GAAP measures used by the Company include the following:

•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding. Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition related items and other discrete items that are unrelated to our core business. Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	“Tangible common stockholders’ equity” is common stockholders’ equity less goodwill and other intangible assets.

•	“Total tangible assets” is defined as total assets less goodwill and other intangible assets.

•

“Tangible book value per share” is defined as tangible common stockholders’ equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

“Tangible common stockholders’ equity ratio” is defined as the ratio of tangible common stockholders’ equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	“Return on average tangible common equity” is defined as net income available to common stockholders divided by average tangible common stockholders’ equity.

•

“Adjusted efficiency ratio” is defined as noninterest expenses divided by our operating revenue, which is equal to net interest income plus noninterest income. Excluded are material gains and expenses related to merger and acquisition related activities, including divestitures. In our judgment, the adjustments made to operating revenue allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition related items and other discrete items that are unrelated to our core business.

•

“Adjusted net noninterest expense to average total assets” is defined as noninterest expenses net of noninterest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition related activities, including divestitures. This metric is used by our management to better assess our core operating efficiency.

(2)	Performance ratios include discount accretion on purchased loans for the periods presented as follows:

	Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2020	2019
Loan discount accretion	$2,134	$1,557

	For the Years Ended December 31,
(Dollars in thousands, except per share amounts)	2019	2018	2017	2016	2015
Loan discount accretion	$5,568	$8,296	$7,071	$7,363	$4,651

(3)	Asset quality ratios exclude loans held for sale.
(4)	Past due ratio has been revised to exclude nonaccrual loans with contractual payments less than 30 days past due.
(5)	Beginning January 1, 2020, the allowance for credit losses was calculated in accordance with Accounting Standards Codification Topic 326, “Financial Instruments—Credit Losses” (“ASC 326”).
(6)	Net charge-offs to average loans ratios are for the three months ended March 31, 2020 and the year ended December 31, 2019.

GAAP Reconciliation of Non-GAAP Financial Measures

	As of March 31,		As of December 31,
(Dollars in thousands, except per share amounts)	2020	2019	2019	2018	2017	2016	2015
GAAP Reconciliation of Non-GAAP Financial Measures:
Total stockholders’ equity	$589,347	$646,216	$636,590	$636,607	$391,698	$289,345	$268,038
Preferred stock liquidation preference	—	—	—	—	(9,658)	(9,746)	(9,746)

Total common stockholders’ equity	589,347	646,216	626,590	636,607	382,040	279,599	258,292
Goodwill and other intangibles	(188,208)	(197,015)	(190,286)	(199,417)	(63,778)	(46,531)	(27,854)

Tangible common stockholders’ equity	$401,139	$449,201	$446,304	$437,190	$318,262	$233,068	$230,438

Total assets at end of period	$5,353,729	$4,529,783	$5,060,297	$4,559,779	$3,499,033	$2,641,067	$1,691,313
Goodwill and other intangibles	(188,208)	(197,015)	(190,286)	(199,417)	(63,778)	(46,531)	(27,854)

Adjusted total assets at period end	5,165,521	4,332,768	4,870,011	4,360,362	3,435,255	2,594,536	1,663,459

Tangible common stockholders’ equity ratio	7.77%	10.37%	9.16%	10.03%	9.26%	8.98%	13.85%

	For the Three Months Ended March 31,		For the Years Ended December 31,
(Dollars in thousands, except per share amounts)	2020	2019	2019	2018	2017	2016	2015
GAAP Reconciliation of Non-GAAP Financial Measures:
Net income available to common stockholders	$(4,450)	$14,788	$58,544	$51,130	$35,446	$19,813	$28,353
Gain on sale of subsidiary or division	—	—	—	(1,071)	(20,860)	—	—
Gain on branch sale	—	—	—	—	—	—	—
Bargain purchase gain	—	—	—	—	—	—	(15,117)
Transaction related costs	—	—	—	6,965	2,013	1,618	243
Incremental bonus related to transaction	—	—	—	—	4,814	—	1,750
Escrow recovery from DHF	—	—	—	—	—	—	(300)
Tax effect of adjustments	—	—	—	(1,401)	5,153	(251)	(592)

Adjusted net income available to common stockholders	$(4,450)	$14,788	$58,544	$55,623	$26,566	$21,180	$14,337
Dilutive effect of convertible preferred stock	—	—	—	578	774	783	—

Adjusted net income available to common stockholders—diluted	$(4,450)	$14,788	$58,544	$56,201	$27,340	$21,963	$14,337

Weighted average shares outstanding—diluted	24,314,329	26,793,685	26,060,005	25,480,513	20,000,288	18,053,531	18,524,889
Adjusted effects of assumed Preferred Stock conversion	—	—	—	—	—	676,351	(676,351)

Adjusted weighted average shares outstanding—diluted	24,314,329	26,793,685	26,060,005	25,480,513	20,000,288	18,729,882	17,848,538

Adjusted diluted earnings per common share	$(0.18)	$0.55	$2.25	$2.21	$1.37	$1.17	$0.80

Net income available to common stockholders	$(4,450)	$14,788	$58,544	$51,130	$35,446	$19,813	$28,353
Average tangible common equity	438,010	446,571	452,821	429,745	283,561	236,660	218,392

Return on average tangible common equity	(4.09%)	13.43%	12.93%	11.90%	12.50%	8.37%	12.98%

	For the Three Months Ended March 31,		For the Years Ended December 31,
(Dollars in thousands, except per share amounts)	2020	2019	2019	2018	2017	2016	2015
GAAP Reconciliation of Non-GAAP Financial Measures
Adjusted efficiency ratio:
Net interest income	$62,500	$61,311	$255,903	$227,050	$155,684	$112,358	$90,651
Noninterest income	7,477	7,538	31,569	22,970	40,656	20,956	33,297

Operating revenue	69,977	68,849	287,472	250,020	196,340	133,314	123,948
Gain on sale of subsidiary or division	—	—	—	(1,071)	(20,860)	—	—
Gain on branch sale	—	—	—	—	—	—	—
Bargain purchase gain	—	—	—	—	—	—	(15,117)
Escrow recovery from DHF	—	—	—	—	—	—	(300)

Adjusted operating revenue	$69,977	$68,849	$287,472	$248,949	$175,480	$133,314	$108,531

Noninterest expenses	$57,690	$48,566	$204,084	$167,353	$123,614	$93,112	$81,865
Transaction related costs	—	—	—	(6,965)	(2,013)	(1,618)	(243)
Incremental bonus related to transaction	—	—	—	—	(4,814)	—	(1,750)

Adjusted noninterest expenses	$57,690	$48,566	$204,084	$160,388	$116,787	$91,494	$79,872

Adjusted efficiency ratio	82.44%	70.54%	70.99%	64.43%	66.55%	68.63%	73.59%

Adjusted net noninterest expense to average assets ratio:
Noninterest expenses	$57,690	$48,566	$204,084	$167,353	$123,614	$93,112	$81,865
Transaction related costs	—	—	—	(6,965)	(2,013)	(1,618)	(243)
Incremental bonus related to transaction	—	—	—	—	(4,814)	—	(1,750)

Adjusted noninterest expense	$57,690	$48,566	204,084	160,388	116,787	91,494	79,872

Noninterest income	$7,477	$7,538	$31,569	$22,970	$40,656	$20,956	$33,297
Gain on sale of subsidiary or division	—	—	—	(1,071)	(20,860)	—	—
Gain on branch sale	—	—	—	—	—	—	—
Bargain purchase gain	—	—	—	—	—	—	(15,117)
Escrow recovery from DHF	—	—	—	—	—	—	(300)

Adjusted noninterest income	7,477	7,538	31,569	21,899	19,796	20,956	17,880

Adjusted net noninterest expenses	$50,213	$41,028	$172,515	$138,489	$96,991	$70,538	$61,992
Average total assets	$4,906,547	$4,501,760	$4,773,652	$3,900,728	$2,844,916	$2,079,756	$1,537,856

Adjusted net noninterest expense to average assets ratio	4.12%	3.70%	3.61%	3.55%	3.41%	3.39%	4.03%

We believe the non-GAAP financial measures included above provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP. However, non-GAAP financial measures are not necessarily comparable to GAAP measures and should not be considered in isolation or viewed as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate non-GAAP financial measures may differ from that of other companies reporting non-GAAP measures with similar names. You should understand how such other companies calculate their financial measures that may be similar or have names that are similar to the non-GAAP financial measures discussed herein when comparing such non-GAAP financial measures.

RISK FACTORS

An investment in the depositary shares is subject to certain risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the depositary shares is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement or the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus is qualified in its entirety by those risk factors.

Risks Related to the Preferred Stock and the Related Depositary Shares

You are making an investment decision about the depositary shares as well as our Preferred Stock.

As described in this prospectus supplement, we are issuing depositary shares representing proportional interests in shares of our Preferred Stock. The depositary will rely solely on the dividend payments on the Preferred Stock it receives from us to fund all dividend payments on the depositary shares. You should review carefully the information in this prospectus supplement regarding our depositary shares and the Preferred Stock.

The Preferred Stock is an equity security and is subordinate to our existing and future indebtedness.

The shares of the Preferred Stock are our equity interests and do not constitute indebtedness. This means that the Preferred Stock will rank junior to all of our indebtedness and to other non-equity claims on us and our assets available to satisfy claims on us, including claims in our liquidation. Our existing and future indebtedness may restrict payment of dividends on the Preferred Stock. As of March 31, 2020, we had approximately $4.7 billion of indebtedness, including approximately $3.7 billion of deposits, $850 million of Federal Home Loan Bank advances, $87.3 million of subordinated notes and $39.7 million of junior subordinated debentures. Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Preferred Stock, (1) dividends are payable only if authorized and declared by our board of directors or a duly authorized committee of the board of directors; (2) as a corporation, we are subject to restrictions on dividend payments and redemption payments out of lawfully available assets as more fully set forth in the Texas Business Organizations Code (the “TBOC”) and (3) as a bank holding company, we are subject to restrictions on dividends and redemptions pursuant to Federal Reserve guidelines and rules related to capital adequacy and serving as a source of financial strength to the Bank. Upon liquidation, holders of our debt securities and shares of any senior preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Preferred Stock. Further, the Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “—Holders of the Preferred Stock will have limited voting rights.”

Dividends on the Preferred Stock are discretionary and non-cumulative.

Dividends on the Preferred Stock are discretionary and non-cumulative. Consequently, if our board of directors or a duly authorized committee of our board of directors does not authorize and declare full dividends for any dividend period prior to the related dividend payment date, holders of the Preferred Stock would not be entitled to receive any unpaid dividends for that dividend period, and the unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accumulated for a dividend period after the dividend payment date for that period if our board of directors or a duly authorized committee of our board of directors has not authorized and declared a dividend before the related dividend payment date, whether or not dividends on the Preferred Stock or any other class or series of our preferred stock or our common stock are authorized and declared for any future dividend period.

Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable at our election or on any particular date after it becomes redeemable at our election.

The Preferred Stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of investors, including the holders of the depositary shares. The Preferred Stock may be redeemed by us at our option, either in whole or in part, on any dividend payment date on or after June 30, 2025 or following the occurrence of certain regulatory events, each as described below under “Description of the Preferred Stock—Redemption.” Any decision we may make at any time to propose a redemption of the Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity, applicable law and general market conditions at that time.

Our right to redeem the Preferred Stock is subject to limitations. Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Preferred Stock that we may propose.

If we are deferring payments on our outstanding junior subordinated notes or are in default under the indentures governing those securities, we will be prohibited from making distributions on or redeeming the Preferred Stock.

The terms of our outstanding junior subordinated notes prohibit us from declaring or paying any dividends or distributions on the Preferred Stock, or redeeming, purchasing, acquiring, or making a liquidation payment on the Preferred Stock, if an event of default under the indenture governing those junior subordinated notes has occurred and is continuing or at any time when we have deferred payment of interest on those junior subordinated notes.

Holders of the Preferred Stock will have limited voting rights.

Holders of the Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting stockholders. Holders of the Preferred Stock will have voting rights only as specifically required by the terms of the Preferred Stock and by applicable law, as described below under “Description of the Preferred Stock—Voting Rights” and “Description of the Preferred Stock—Other Voting Rights.” Holders of depositary shares must act through the depositary to exercise any voting rights of the Preferred Stock.

Our ability to pay dividends depends upon the results of operations of our subsidiaries.

We are a holding company that conducts substantially all of our operations through our bank and non-bank subsidiaries. As a result, our ability to make dividend payments on the Preferred Stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. If we do not receive sufficient cash dividends and other distributions from our subsidiaries, it is unlikely that we will have sufficient funds to make dividend payments on the Preferred Stock.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to provide us with funds to make dividend payments on the Preferred Stock, whether by dividends, distributions, loans or other payments. In addition, any dividend payments, distributions, loans or advances to us by our subsidiaries in the future will require the generation of future earnings by our subsidiaries and may require regulatory approval. There are state and federal statutory and regulatory limitations on the payment of dividends by the Bank to us, as well as by us to our stockholders. If the Bank is unable to make dividend payments to us and sufficient capital is not otherwise available, we may not be able to make dividend payments on the Preferred Stock.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise will generally be subject to the prior claims of creditors of that subsidiary.

Your ability as a holder of the depositary shares representing the Preferred Stock to benefit indirectly from that distribution also will be subject to these prior claims. As a result, the Preferred Stock will be structurally subordinated to all existing and future liabilities and obligations of our subsidiaries, including deposits. You should look only to our assets as the source of payment for the depositary shares representing the Preferred Stock.

Our ability to pay dividends on the Preferred Stock, and therefore your ability to receive distributions on the depositary shares, may be limited by federal regulatory considerations.

As a bank holding company, our ability to pay dividends on the Preferred Stock is subject to rules and guidelines of the Federal Reserve related to capital adequacy. We intend to treat the Preferred Stock as “Tier 1 additional capital” under these rules and guidelines. Additionally, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, Triumph is required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when Triumph may not otherwise be inclined or able to provide it. As a result of the foregoing, Triumph may be unable to pay dividends on the Preferred Stock on one or more of the scheduled payment dates, or at any other time, or any such payment may require the prior approval of the Federal Reserve.

If Triumph were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and to any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims including the Preferred Stock and related depositary shares.

An active trading market for the Preferred Stock and the related depositary shares does not exist and may not develop and the market price and liquidity of the depositary shares may be adversely affected.

The Preferred Stock and the related depositary shares are new issues of securities with no established trading market. We plan to apply for the listing of the depositary shares representing proportional interests in our Preferred Stock on the Nasdaq. However, we cannot be certain that the depositary shares will qualify for listing. If they do not qualify for listing, or if an active trading market does not develop, you may have difficulty selling any of the depositary shares representing proportional interests in our Preferred Stock. We cannot predict the extent to which investor interest in the depositary shares will lead to the development of an active trading market on the Nasdaq, any other national securities exchange or otherwise, or how liquid that market might become. If an active, liquid market does not develop for the depositary shares, the market price and liquidity of the depositary shares may be adversely affected.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market prices of the depositary shares. Future trading prices of the depositary shares will depend on many factors, including:

•	whether dividends have been declared or are likely to be declared on the Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit rating agencies, including the ratings given to the Preferred Stock or the depositary shares;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

•	the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share originally paid for such shares, whether in this offering or in the secondary market.

Holders of depositary shares may be unable to use the dividends-received deduction.

Distributions paid to corporate U.S. holders of the depositary shares may be eligible for the dividends-received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future taxable years for the distributions on the Preferred Stock to qualify, in whole or in part, as dividends for U.S. federal income tax purposes. See “Certain Material U.S. Federal Income Tax Considerations.” There may also be future changes in tax law that impact the availability of the dividends-received deduction. If any distributions on the Preferred Stock with respect to any taxable year are not eligible for the dividends-received deduction because of insufficient current or accumulated earnings and profits or otherwise, the market value of the depositary shares may decline.

Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of our Preferred Stock.

We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into or exchangeable for shares of preferred stock, or preferred stock-equivalent securities. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our Preferred Stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. Though the approval of a supermajority of the holders of Preferred Stock will be needed to issue any equity security ranking above the Preferred Stock, if we issue preferred stock in the future that has a preference over our Preferred Stock with respect to the payment of dividends or upon liquidation, or if we issue preferred stock with voting rights that dilute the voting power of the Preferred Stock, the rights of holders of our Preferred Stock or the market price of our Preferred Stock could be adversely affected. The market price of our Preferred Stock could decline as a result of sales of Preferred Stock made after this offering or other offerings, as well as other sales of a large block of shares of our Preferred Stock or similar securities in the market thereafter, or the perception that such sales could occur. We may need to increase our authorized capital in order to raise such equity capital.

A downgrade, suspension or withdrawal of, or change in the methodology used to determine, any rating assigned by a rating agency to us or our securities, including the depositary shares and the Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us, as well as their evaluations of the financial services industry as a whole. The credit rating agencies may change their credit rating for us and our securities, including the Preferred Stock and depositary shares, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the depositary shares, the Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

The rating agencies that currently or may in the future publish a rating for us, the depositary shares or the Preferred Stock may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the depositary shares or Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the depositary shares or Preferred Stock, which is sometimes called “notching.” If the rating agencies change their practices for rating these securities in the future, and the ratings of the depositary shares or Preferred Stock are subsequently lowered or “notched” further, the trading price of the depositary shares could be negatively affected.

CAPITALIZATION

The following table sets forth, on a consolidated basis, our capitalization as of March 31, 2020:

•	on an actual historical basis, and

•

on an “as adjusted” basis after giving pro forma effect to the sale of the depositary shares offered hereby for total net proceeds of approximately $         million after deducting the estimated expenses and underwriting discounts and commissions (but excluding the Structuring Fee as defined in “Underwriting”), as if the offering had been completed as of March 31, 2020.

This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and the “Use of Proceeds” section of this prospectus supplement, together with the other information included or incorporated in this prospectus supplement and the accompanying prospectus.

(dollar amounts in thousands, except number of shares and ratios)	March 31, 2020 (actual)	March 31, 2020 (adjusted)
Cash and cash equivalents	$208,414	$

Liabilities
Deposits	$3,682,015		$3,682,015
Customer repurchase agreements	3,693		3,693
Federal Home Loan Bank advances	850,000		850,000
Subordinated notes	87,347		87,347
Junior subordinated debentures	39,689		39,689
Other liabilities	101,638		101,638

Total liabilities	$4,764,382		$4,764,382

Stockholders’ equity
Preferred stock—authorized 1,000,000 shares:
% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, $1,000 liquidation preference per share, none authorized and outstanding on an actual basis and authorized and outstanding on an adjusted basis.	—
Common stock, par value $0.01 per share, 50,000,000 authorized, 27,171,721 issued and 24,101,120 outstanding	272		272
Additional paid-in-capital	474,441		474,441
Treasury stock, at cost	(102,677)		(102,677)
Accumulated other comprehensive income (loss)	(5,498)		(5,498)
Retained earnings	222,809		222,809

Total stockholders’ equity	589,347

Total Liabilities and Stockholders’ Equity	5,353,729

Capital Ratios
Tier 1 capital to average assets	9.62%			%
Tier 1 capital to risk-weighted assets	9.03%			%
Common equity Tier 1 capital to risk-weighted assets	8.24%			%
Total capital to risk-weighted assets	11.63%			%
Total stockholders’ equity to total assets	11.01%			%
Tangible common stockholders’ equity ratio(1)	7.77%			%

(1)

This is a non-GAAP measure. For a definition of this measure and a reconciliation of this measure to a comparable GAAP financial measure, please see “Summary of Selected Historical Consolidated Financial Data” and “Summary of Selected Historical Consolidated Financial Data—GAAP Reconciliation of Non-GAAP Financial Measures.”

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $         million, after deducting estimated expenses and underwriting discounts and commissions (but excluding the Structuring Fee as defined in “Underwriting”), and assuming none of our directors and officers participates in the offering (see “Underwriting”). We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital and the funding of organic growth or potential acquisitions.

Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

DESCRIPTION OF THE PREFERRED STOCK

This prospectus supplement summarizes specific terms and provisions of the Preferred Stock. Terms that apply generally to our preferred stock are described under “Description of Triumph Capital Stock—Preferred Stock.” The following summary of the terms and provisions of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our certificate of formation (our “charter”), including the Statement of Designation of     % Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock (the “Statement of Designation”), which are incorporated by reference in the registration statement that we have filed with the SEC or which will be included in filings with the SEC. You should read our charter, including the Statement of Designation, for the provisions that are important to you.

General

Our charter authorizes the issuance of 1,000,000 shares of preferred stock, par value $0.01 per share. When issued, the Preferred Stock will constitute a single series of our preferred stock, consisting of up to              shares, par value $0.01 per share, with a liquidation preference of $1,000 per share. The holders of the Preferred Stock will have no preemptive rights. All of the shares of the Preferred Stock, when issued and paid for, will be validly issued, fully paid and non-assessable.

The Preferred Stock will rank, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up, (1) on a parity with each class or series of preferred stock we may issue in the future the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of Triumph (collectively, the “parity securities”) and (2) senior to our common stock and each other class or series of preferred stock we may issue in the future the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of Triumph (collectively, the “junior securities”).

We will not be entitled to issue any class or series of our capital stock, the terms of which provide that such class or series will rank senior to the Preferred Stock as to payment of dividends or distribution of assets upon our liquidation, dissolution or winding-up, without the approval of the holders of at least two-thirds of the shares of our Preferred Stock then outstanding and any class or series of parity securities upon which like voting rights have been conferred and are exercisable and are then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. See “—Other Voting Rights.”

We may re-open this series and issue additional shares of Preferred Stock and related depositary shares either through public or private sales at any time and from time to time. The additional shares of Preferred Stock and related depositary shares would be deemed to form a single series with the Preferred Stock and the depositary shares, respectively, offered by this prospectus supplement. In the event that we issue additional shares of the Preferred Stock and the related depositary shares after the original issue date, any dividends on such additional shares will accrue from the issue date of such additional shares.

Dividends

Under Texas law, we may declare or pay dividends on the Preferred Stock only if, after payment of such dividends, we would not be insolvent and only to the extent of our “surplus,” which means our total assets less the sum of our total liabilities plus our “stated capital.” The “stated capital” means the total par value of all of our issued shares of common stock and preferred stock plus any amounts that may be transferred to stated capital from surplus by action of our board of directors, as permitted by Texas law. When the need to make these determinations arises, our board of directors will determine the amount of our surplus, total assets, total liabilities and stated capital in accordance with Texas law.

Dividends on the Preferred Stock will accrue and be payable when, as and if authorized and declared by our board of directors or a duly authorized committee of our board of directors out of legally available funds, on a non-cumulative basis on the $1,000 per share liquidation preference, at a rate equal to     % per annum for each quarterly dividend period from the issue date.

Dividends will be paid quarterly, in arrears on March 30, June 30, September 30 and December 30 of each year commencing on September 30, 2020 (each, a “dividend payment date”), with respect to the dividend period, or portion thereof, ending on the day preceding the respective dividend payment date. A “dividend period” means each period commencing on (and including) a dividend payment date and continuing to (but not including) the next succeeding dividend payment date, except that the first dividend period for the initial issuance of the Preferred Stock will commence upon the issue date. Each dividend will be payable to holders of record as they appear on our share transfer records at the close of business on the 15th day of the month in which the relevant dividend payment date occurs or such other date, not exceeding 30 days before the applicable dividend payment date, as shall be fixed by our board of directors or a duly authorized committee of our board of directors. Each period from and including a dividend payment date to but excluding the following dividend payment date is herein referred to as a “dividend period,” except that the initial dividend period will commence on and include the issue date to but excluding September 30, 2020.

Dividends on the Preferred Stock offered hereby will accrue from the issue date, which is expected to be                     , 2020.

If a dividend payment date is not a business day, then such date will nevertheless be a dividend payment date but dividends on the Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of the Preferred Stock).

Dividends payable on the Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months.

A “business day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Dallas, Texas are generally required or authorized by law to be closed.

Dividends on the Preferred Stock will be non-cumulative. If for any reason our board of directors or a duly authorized committee of our board does not authorize and declare cash dividends on the Preferred Stock for a dividend period (or if less than full dividends for any dividend period are authorized and declared), we will have no obligation to pay any dividends or any additional dividends, as applicable, for that period, whether or not our board of directors or a duly authorized committee of our board authorizes and declares dividends on the Preferred Stock for any subsequent dividend period.

We are not obligated to and will not pay holders of the Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. We are also not obligated to and will not pay holders of the Preferred Stock any dividend in excess of the dividends on the Preferred Stock that are payable as described above.

As a bank holding company, our ability to pay dividends on the Preferred Stock also is subject to rules and guidelines of the Federal Reserve related to capital adequacy and serving as a source of financial strength to the Bank. As a result, Triumph may be unable to pay dividends on the Preferred Stock on one or more of the scheduled payment dates, or at any other time, or any such payment may require the prior approval of the Federal Reserve.

There is no sinking fund with respect to dividends.

Dividend Stopper

In addition, if full dividends on all outstanding shares of the Preferred Stock for the most recently completed dividend period have not been authorized, declared and paid or set aside for payment, we will be prohibited from declaring or paying dividends (other than a dividend payable solely in junior securities) with respect to, or redeeming, purchasing or acquiring any of, our junior securities during the next succeeding dividend period, other than:

(i)

redemptions, purchases or other acquisitions of junior securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan;

(ii)

any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto; and

(iii)	conversions into or exchanges for other junior securities and cash solely in lieu of fractional shares of the junior securities.

If dividends for any dividend payment date are not paid in full on the shares of the Preferred Stock and there are issued and outstanding shares of parity securities for which such dividend payment date is also a scheduled dividend payment date, then all dividends declared on shares of the Preferred Stock and such parity securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full dividends (or equivalent) per share on the shares of the Preferred Stock and all such parity securities otherwise payable on such date (subject to their having been authorized by the board of directors or a duly authorized committee of the board of directors and declared by us out of legally available funds and including, in the case of any such parity securities that bear cumulative dividends, all accumulated but unpaid dividends) shall bear to each other.

Maturity

The Preferred Stock does not have a maturity date, and we are not required to redeem the Preferred Stock. Accordingly, the Preferred Stock and related depositary shares will remain outstanding indefinitely, unless and until we decide to redeem it.

Redemption

The Preferred Stock will be redeemable, in whole or in part, from time to time, at our option on any dividend payment date on or after June 30, 2025 at a redemption price equal to the liquidation preference, plus any authorized, declared and unpaid dividends. Neither the holders of Preferred Stock nor the holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Redemption upon a Regulatory Capital Treatment Event

The Preferred Stock will be redeemable, in whole but not in part, within 90 days following a regulatory capital treatment event at a redemption price equal to the liquidation preference, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. A “regulatory capital treatment event” means our good-faith determination that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the shares of Preferred Stock then outstanding as “Additional Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy standards of Federal Reserve Regulation Q, 12 C.F.R. Part 217 (or, as and if applicable, the successor capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Preferred Stock is outstanding.

The Preferred Stock will not be subject to any sinking fund or other obligation to redeem, repurchase or retire the Preferred Stock.

Redemption Procedures

If shares of the Preferred Stock are to be redeemed, notice of redemption shall be given by first class mail to the holders of record of the Preferred Stock to be redeemed, mailed at least 30 days and not more than 60 days before the date fixed for redemption (provided that, if the depositary shares are held in book-entry form through The Depository Trust Company (“DTC”) we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

(a)	the redemption date;

(b)	the number of shares of Preferred Stock to be redeemed and, if less than all the shares of a holder are to be redeemed, the number of such shares to be redeemed;

(c)	the redemption price;

(d)	the place or places where the certificates for such shares are to be surrendered for payment of the redemption price; and

(e)	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of the Preferred Stock has been duly given and if the funds necessary for such redemption have been deposited by us for the benefit of the holders of shares of the Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of the Preferred Stock, such shares of the Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any authorized, declared and unpaid dividends, without accumulation of any undeclared dividends. See “Description of the Depositary Shares” below for information about redemption of the depositary shares relating to the Preferred Stock.

In case of any redemption of only part of the shares of the Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as we may determine to be equitable and permitted by the rules of any stock exchange on which the Preferred Stock or related depositary shares are listed. Subject to the provisions hereof, our board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Preferred Stock shall be redeemed from time to time.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval by the Federal Reserve. See “Risk Factors—Risks Related to the Preferred Stock and the Related Depositary Shares.” Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable at our election or on any particular date after it becomes redeemable at our election. Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve (including any successor bank regulatory authority that may become our appropriate federal banking agency) and to the satisfaction of any conditions set forth in the capital standards, guidelines or regulations of the Federal Reserve (or another successor bank regulatory authority that may become our appropriate federal banking agency) applicable to redemption of the Preferred Stock.

Any notice of redemption, once given, shall be irrevocable.

Neither the holders of the Preferred Stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Preferred Stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of the Preferred Stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $1,000 per share of the Preferred Stock (equivalent to $25 per depositary share), plus an amount equal to any authorized and declared but unpaid dividends thereon to and including the date of such liquidation without accumulation of any undeclared dividends, out of assets legally available for distribution to our stockholders, before any distribution of assets is made to the holders of our common stock or any other junior securities. After payment of the full amount of such liquidating distributions, the holders of the Preferred Stock will not be entitled to any further participation in any distribution of assets by us, and will have no right or claim to any of our remaining assets.

In the event that our assets available for distribution to stockholders upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary, are insufficient to pay in full the amounts payable with respect to all outstanding shares of the Preferred Stock and the corresponding amounts payable on any parity securities, the holders of the Preferred Stock and the holders of such other parity securities will share ratably in any distribution of our assets in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

For such purposes, our merger with or into any other entity, the merger of any other entity with or into us, our conversion into another entity, or the sale of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution, or winding-up.

Voting Rights

Except as indicated below and in “—Other Voting Rights,” or as otherwise provided by Texas law, the holders of the Preferred Stock will not have any voting rights.

Right to Elect Two Directors upon Non-Payment of Dividends. If and when the dividends on the Preferred Stock or on any other class or series of our parity securities that has voting rights equivalent to those of the Preferred Stock, have not been authorized, declared and paid in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting our board of directors will be automatically increased by two. Holders of the Preferred Stock and the holders of all other classes and series of parity securities upon which like voting rights have been conferred and are exercisable and which are entitled to vote for the election of the two additional directors, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, will be entitled to elect the two additional members of our board of directors (the “Preferred Stock Directors”) at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of the Preferred Stock and any parity securities for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the Nasdaq (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two Preferred Stock Directors.

At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of the Preferred Stock and such parity securities (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Preferred Stock and such parity securities for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our bylaws for a special meeting of the stockholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of the Preferred Stock may (at our expense) call such meeting, upon notice as provided in our charter and as described in this section, and for that purpose will have access to our share transfer records. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders unless they have been previously terminated as set forth in our charter and as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the stockholders upon the nomination by the remaining Preferred Stock Director or if none remains in office, by the vote of the holders of record of the outstanding shares of Preferred Stock and all parity securities, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid or set aside for payment on the Preferred Stock and any non-cumulative parity securities for at least one year and all dividends on any cumulative parity securities have been paid in full, then the right of the holders of the Preferred Stock and any parity security to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future dividend periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our board of directors will be automatically reduced accordingly.

Other Voting Rights

So long as any shares of the Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by our charter, our bylaws or applicable Texas law, the vote or consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock and any class or series of parity securities upon which like voting rights have been conferred and are exercisable and are then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

Certain Charter Amendments. Any amendment of our charter or bylaws to authorize, or increase the authorized amount of, any shares of any class or series of stock ranking senior to the Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation, as well as any amendment of our charter that would alter or change the voting powers, limitations, preferences or relative rights of the Preferred Stock so as to affect them adversely; provided that the amendment of the charter so as to authorize or create, or to increase the authorized amount of any shares of any class or series or any securities convertible into shares of any class or series of our stock ranking on a parity with or junior to the Preferred Stock with respect to dividends and in the distribution of assets on our liquidation, dissolution or winding-up shall not be deemed to adversely affect the voting powers, limitations, preferences or relative rights of the Preferred Stock; or

•

Certain Mergers. Any merger of us with or into any entity other than a corporation (or comparable foreign entity), or any merger of us with or into any corporation (or comparable foreign entity) unless we are the surviving corporation in such merger and the Preferred Stock remains outstanding.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding shares of the Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited by us for the benefit of the holders of shares of Preferred Stock to effect the redemption.

The holders of Preferred Stock shall have exclusive voting rights on any amendment to the Statement of Designation that would alter only the contract rights, as expressly set forth in the Statement of Designation, of the Preferred Stock, to the fullest extent permitted by the TBOC.

Depositary

Equiniti Trust Company will be the depositary for the shares of the Preferred Stock.

Transfer Agent, Registrar, and Paying Agent

Equiniti Trust Company will act as initial transfer agent and registrar and as initial paying agent for the payment of dividends for the Preferred Stock.

Title

We and the transfer agent, registrar and paying agent may treat the registered holder of the Preferred Stock as the absolute owner of the Preferred Stock for the purpose of making payment and for all other purposes.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We are issuing depositary shares representing proportional fractional interests in shares of the Preferred Stock. Each depositary share represents a 1/40th interest in a share of our Preferred Stock, and will be evidenced by depositary receipts. We will deposit the underlying shares of the Preferred Stock with a depositary pursuant to a deposit agreement among us and Equiniti Trust Company, acting as depositary. The holders of depositary shares from time to time shall be deemed to be parties to the deposit agreement and shall be bound by all of the terms and conditions thereto by their acceptance of delivery of the depositary shares to the same extent as though they had executed the deposit agreement. Subject to the terms of the deposit agreement, each holder of the depositary shares will be entitled, through the depositary, to all the rights and preferences of the Preferred Stock, as applicable, in proportion to the applicable fraction of a share of Preferred Stock those depositary shares represent.

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names on the books maintained by the depositary and not indirect holders who own beneficial interests in depositary shares registered in the street name, or issued in book-entry form through DTC. You should review the special considerations that apply to indirect holders described in “Book-Entry Issuance.”

Immediately following the issuance of the Preferred Stock, we will deposit the Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the “Where You Can Find More Information” section of this prospectus supplement.

Dividends and Other Distributions

Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend authorized, declared and payable on the related share of the Preferred Stock.

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of depositary shares relating to the underlying Preferred Stock in proportion to the number of depositary shares held by the holders. If we make a distribution other than in cash, the depositary will distribute any securities or property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that (after consultation with us) it is not feasible to make a distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems equitable and practicable, including the sale of the securities or property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Preferred Stock represented by the depositary shares, in whole or in part, as described above under “Description of the Preferred Stock—Redemption” and “Description of the Preferred Stock—Redemption upon a Regulatory Capital Treatment Event,” the depositary shares will be redeemed with the proceeds received by the depositary resulting from the redemption of the Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/40th of the redemption price per share payable with respect to the Preferred Stock (or $25 per depositary share), plus any authorized, declared and unpaid dividends, without accumulation of undeclared dividends.

Whenever we redeem shares of the Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the shares to be redeemed pro rata or by lot, or by any other equitable method, in each case as we may determine. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Preferred Stock and the related depositary shares.

Voting the Preferred Stock

Because each depositary share represents a 1/40th interest in a share of the Preferred Stock, holders of depositary receipts will be entitled to 1/40th of a vote per depositary share under those limited circumstances in which holders of the Preferred Stock are entitled to a vote, as described above in “Description of the Preferred Stock—Voting Rights” and “Description of the Preferred Stock—Other Voting Rights.”

When the depositary receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the depositary to vote the amount of the Preferred Stock represented by the holder’s depositary shares. Insofar as practicable, the depositary will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing proportional interests in the Preferred Stock, it will not vote the amount of the Preferred Stock represented by such depositary shares.

Form and Notices

The Preferred Stock will be issued in registered form to the depositary, and the depositary shares will be issued in book-entry form through DTC, as described below in “Book-Entry Issuance.” The depositary will forward to the holders of depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Preferred Stock.

Preemptive and Conversion Rights

The holders of the depositary shares and the Preferred Stock do not have any preemptive or conversion rights.

Listing

We intend to apply to list the depositary shares on the Nasdaq under the symbol “TBKCP.” If the application is approved, trading of the depositary shares on the Nasdaq is expected to commence within 30 days after they are first issued.

Depositary, Dividend Disbursing Agent, Registrar and Redemption Agent

Equiniti Trust Company will be the depositary, registrar and redemption agent, and Equiniti Trust Company will be the dividend disbursing agent for the depositary shares.

BOOK-ENTRY ISSUANCE

DTC will act as securities depositary for all of the depositary shares. We will issue the depositary shares only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). We will issue and deposit with DTC one or more fully-registered global certificates representing, in the aggregate, the total number of depositary shares to be sold in this offering.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, are indirect participants and also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of depositary shares within the DTC system must be made by or through direct participants, who will receive a credit for the depositary shares on DTC’s records. The ownership interest of each actual purchaser of each depositary share is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased depositary shares. Transfers of ownership interests in the depositary shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the depositary shares, unless the book-entry system for the depositary shares is discontinued.

DTC has no knowledge of the actual beneficial owners of the depositary shares. DTC’s records reflect only the identity of the direct participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as are in effect from time to time, will be governed by arrangements among them.

We will send redemption notices to Cede & Co. as the registered holder of the depositary shares. If less than all of the depositary shares are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting on the depositary shares is limited to the holders of record of the depositary shares, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on the depositary shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).

We will make distribution payments on the depositary shares to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. We and any paying agent will be responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on any of the depositary shares at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, final depositary shares certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). In this case, final certificates for the depositary shares will be printed and delivered.

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

“Beneficial owner” refers to the ownership interest of each actual purchaser of each depositary share.

“Direct participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc., own DTC. Purchases of depositary shares within the DTC system must be made by or through direct participants who will receive a credit for the depositary shares on DTC’s records.

“Indirect participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the depositary shares. The following summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Department of the Treasury (the “Treasury”) regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

This summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of that investor’s individual circumstances, nor does it address the effects of any state, local or non-U.S. tax laws, any tax treaty or any U.S. federal estate, gift, generation-skipping transfer or alternative minimum tax considerations.

This summary is limited to taxpayers who will hold the depositary shares as “capital assets” within the meaning of Section 1221 of the Code, and it does not purport to be applicable to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks, thrifts or other financial institutions, mutual funds, grantor trusts, partnerships or other entities classified as partnerships for U.S. federal income tax purposes (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, controlled foreign corporations, brokers or dealers in securities or currencies, regulated investment companies, real estate investment trusts, passive foreign investment companies for U.S. federal income tax purposes, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, persons who acquired their depositary shares pursuant to the exercise of employee stock options or otherwise acquired depositary shares as compensation or through a tax-qualified retirement plan, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion,” “wash sale,” “constructive sale,” “integrated transaction” for U.S. federal income tax purposes or other risk reduction transaction, and persons required to accelerate the recognition of any item of gross income for U.S. federal income tax purposes with respect to our depositary shares as a result of such item being taken into account in an applicable financial statement. This summary does not address the tax considerations that may be relevant to subsequent purchasers of the depositary shares and does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and intergovernmental agreements entered in connection therewith).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares should consult their tax advisors regarding the tax considerations of acquiring, holding and disposing of the depositary shares.

We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

The remainder of this discussion assumes that beneficial owners of the depositary shares will be treated as owners of the underlying Preferred Stock for U.S. federal income tax purposes.

U.S. Holders

As used in this discussion, the term “U.S. holder” means a beneficial owner of the depositary shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia (and certain non-U.S. entities taxed as U.S. corporations under specialized sections of the Code);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions. Distributions with respect to the depositary shares will be taxable as dividend income to the extent paid out of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such depositary shares, and thereafter as capital gain.

Distributions with respect to the depositary shares taxable as dividends for U.S. federal income tax purposes paid to a corporate U.S. holder will generally qualify for a 50% dividends-received deduction, subject to various limitations. Corporate U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and with respect to the possible application of the extraordinary dividend provisions of the U.S. federal income tax law to their ownership or disposition of the depositary shares in their particular circumstances.

Distributions with respect to the depositary shares taxable as dividends for U.S. federal income tax purposes paid to a noncorporate U.S. holder will generally represent “qualified dividend income.” Qualified dividend income is taxable at preferential rates applicable to long-term capital gains, provided that certain holding period requirements are met and certain other conditions are satisfied.

A U.S. holder should consult its own tax advisors regarding the availability of the reduced dividend tax rate and the dividends-received deduction in light of its particular circumstances.

Sale, Exchange, or Certain Other Taxable Dispositions of the Depositary Shares. A U.S. holder will generally recognize capital gain or loss on a sale or exchange or other taxable disposition (other than certain redemptions described under “U.S. Holders—Redemptions of the Depositary Shares”) of the depositary shares equal to the difference, if any, between the amount realized upon the sale or exchange and such U.S. holder’s adjusted tax basis in the depositary shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the depositary shares sold or exchanged is more than one year. Long-term capital gains of noncorporate taxpayers are generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Redemptions of the Depositary Shares. Whether a payment made in redemption of our depositary shares will be treated as a dividend or as a payment in exchange for the depositary shares can only be determined on the basis of the particular facts as to each U.S. holder of our depositary shares at the time of redemption.

In general, a U.S. holder of our depositary shares will recognize capital gain or loss measured by the difference between the amount received by the U.S. holder for such depositary shares upon the redemption and such U.S. holder’s adjusted tax basis in the depositary shares redeemed if such redemption is considered to:

•	result in a complete termination of the U.S. holder’s stock interest in us under Section 302(b)(3) of the Code;

•	be substantially disproportionate with respect to the U.S. holder under Section 302(b)(2) of the Code;

•	be not essentially equivalent to a dividend with respect to the U.S. holder under Section 302(b)(1) of the Code; or

•	be a redemption of stock held by a shareholder who is not a corporation and where such redemption results in a partial liquidation of us under Section 302(b)(4) of the Code.

In applying these tests, there must be taken into account not only the depositary shares being redeemed, but also such U.S. holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. A U.S. holder of our depositary shares also must take into account any such securities (including options) which are considered to be owned by such U.S. holder by reason of the constructive ownership rules set forth in Sections 302(c) and 318 of the Code.

If the redemption does not meet any of the tests described above, then the redemption proceeds received from our depositary shares will be treated as a distribution on our shares and will be taxable as described under the caption “U.S. Holders—Distributions” above. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, U.S. holders are urged to consult their own tax advisors regarding the allocation of their tax basis in the redeemed and remaining depositary shares.

Information Reporting and Backup Withholding. Information returns will generally be filed with the IRS in connection with the payment of dividends or other taxable distributions on the depositary shares to noncorporate U.S. holders and certain payments of proceeds to U.S. holders on the sale, exchange or redemption of the depositary shares. Additionally, such payments may be subject to backup withholding (currently at a rate of 24%) unless such U.S. holder (a) comes within certain exempt categories and, when required, demonstrates this fact in the manner required, or (b) within a reasonable period of time, provides a correct taxpayer identification number, certifies that it is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the IRS in a timely manner.

Non-U.S. Holders

As used in this discussion, the term “non-U.S. holder” means a beneficial owner of the depositary shares other than a U.S. holder as defined above or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes.

Dividends. Distributions with respect to the depositary shares taxable as dividends for U.S. federal income tax purposes paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless such dividends are effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment). In order to claim the benefits of an applicable income tax treaty, a non-U.S. holder generally must furnish us or other payor with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8 or suitable successor or substitute form) before the distribution date certifying that such holder is eligible for treaty benefits. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Dividends paid to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder furnishes us or other payor with a properly executed IRS Form W-8ECI before the distribution date. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis at the graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty, subject to certain adjustments.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale, Exchange, or Certain Other Taxable Dispositions of the Depositary Shares. Subject to the discussion below under “—Information Reporting and Backup Withholding on Non-U.S. Holders,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding on gain realized on the sale, exchange or other taxable disposition of the depositary shares so long as:

•

the gain is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and if required by an applicable tax treaty, the gain is not attributable to a permanent establishment maintained by such non-U.S. holder in the United States);

•

in the case of a nonresident alien individual, such non-U.S. holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition (and certain other conditions are met); and

•

the depositary shares do not constitute U.S. real property interests in a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the period that the non-U.S. holder held the depositary shares. We do not believe that we currently are a USRPHC or that we will become one in the future.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the disposition (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses, if any, for the taxable year, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

As discussed above under “U.S. Holders—Redemptions of the Depositary Shares,” an amount paid to a holder of depositary shares in connection with a redemption of the depositary shares may, under certain circumstances, be treated as a dividend. In that case, the payment would be subject to the rules for dividends described above under “Non-U.S. Holders—Dividends.”

Information Reporting and Backup Withholding. Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides.

U.S. backup withholding (currently at a rate of 24%) will generally apply on payment of dividends to a non-U.S. holder unless such non-U.S. holder furnishes to the payor a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8 or suitable successor or substitute form) certifying its non-U.S. status or otherwise establishes an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the depositary shares by a non-U.S. holder is subject to both backup withholding and information reporting unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8 or suitable successor or substitute form) certifying its non-U.S. status or otherwise establishes an exemption. The payment of proceeds from the disposition of depositary shares by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8 or suitable successor or substitute form) certifying the non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the recipient is a U.S. person.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS. Prospective investors should consult their own tax advisors regarding the application of these rules to their particular circumstances.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS AN OVERVIEW OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO YOU. THUS, YOU ARE STRONGLY ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES RESULTING FROM THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

CERTAIN BENEFIT PLAN AND ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the depositary shares by an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (we refer to this Act as “ERISA”)) that is subject to Title I of ERISA, a plan or other arrangement subject to Section 4975 of the Code, including an individual retirement account (we refer to an account of this type as an “IRA”), a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (we refer to these similar laws as “Similar Laws”) and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of which we refer to as a “Plan”).

The following discussion is general in nature and is not intended to be a complete discussion of the applicable laws and regulations pertaining to an investment in the depositary shares by a Plan. The following discussion is not intended to be legal advice and is based on applicable law and regulations in effect as of the date of this prospectus supplement; we do not undertake any obligation to update this summary as a result of changes in applicable law or regulations. Fiduciaries of Plans should consult with their own legal counsel before purchasing the depositary shares. References herein to the acquisition, holding or disposition of depositary shares also refer to the acquisition, holding or disposition of any beneficial interest in the depositary shares.

General Fiduciary Matters. ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

In considering the acquisition, holding and, to the extent relevant, disposition of depositary shares with a portion of the assets of a Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues. Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain “disqualified persons,” within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

Triumph, the underwriters, and certain of our or their affiliates may be parties in interest or disqualified persons with respect to ERISA Plans and, accordingly, the acquisition, holding or disposition of depositary shares by an ERISA Plan with respect to which Triumph or the underwriters (or certain of our or their affiliates) is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the depositary shares are acquired, held and disposed of in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the depositary shares. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for the purchase and sale of the depositary shares with a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the depositary shares are acquired by a purchaser, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

Because of the foregoing, any person investing “plan assets” of any Plan should consult its own legal counsel to determine whether the acquisition, holding and disposition of depositary shares will constitute a prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws and whether exemptive relief is available.

Representation. Each acquirer or holder of depositary shares, including each fiduciary who causes an entity to acquire or hold depositary shares, will be deemed to have represented and warranted, throughout the period that such acquirer or holder holds such depositary shares, that either (i) it is not a Plan, is not acting on behalf of a Plan, and no portion of the assets used to acquire or hold the depositary shares constitutes assets of any Plan, or (ii) the acquisition, holding and disposition of the depositary shares will not constitute (a) a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws for which there is no applicable statutory, regulatory or administrative exemption, or (b) a breach of fiduciary or other duty or applicable law.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing depositary shares on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the depositary shares. The acquisition, holding and, to the extent relevant, disposition of depositary shares by or to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular plan, or that such an investment is appropriate for Plans generally or any particular Plan. Each purchaser or holder of a depositary share will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the depositary share does not violate ERISA, the Code or any Similar Law.

UNDERWRITING

We have entered into an underwriting agreement, dated                 , 2020, or the underwriting agreement, with B. Riley FBR, Inc., as representative (the “Representative”) of each of the underwriters named below, with respect to the depositary shares. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of depositary shares set forth opposite its name below:

Underwriter	Numbers of Depositary Shares
B. Riley FBR, Inc.
D.A. Davidson & Co.
Janney Montgomery Scott LLC
Oppenheimer & Co. Inc.
Ladenburg Thalmann & Co. Inc.
William Blair & Company, L.L.C.
Incapital LLC
Boenning & Scattergood, Inc.
Wedbush Securities Inc.
Total

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the depositary shares are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to purchase all the depositary shares offered by us if they purchase any depositary shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We have agreed for a period from the date of this prospectus supplement through, and including, the date 30 days after the date hereof that we will not, without the prior written consent of the Representative, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of our securities that are substantially similar to the Preferred Stock or the depositary shares, including any securities that are convertible into or exchangeable for, or that represent rights to receive, Preferred Stock, depositary shares or substantially similar securities.

Depositary shares sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the depositary shares to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of $                per depositary share. After the initial offering, the underwriters may change the offering price and the other selling terms. The offering of the depositary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before payment of other expenses by us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares:

	No Exercise(1)	Full Exercise(2)
Per depositary share	$	$

Total	$

(1)

Assumes no directors or officers of the Company purchased any depositary shares. To the extent such depositary shares are sold to directors or officers of the Company, the underwriters would receive an underwriting discount of $0.25 per depositary share and the total underwriting discount will be less than the total shown above.
(2)

Reflects the full exercise of the underwriters’ option to purchase additional depositary shares and no depositary shares are sold to insiders. To the extent such depositary shares are sold to directors or officers of the Company, the underwriters would receive an underwriting discount of $0.25 per depositary share and the total underwriting discount will be less than the total shown above.

We estimate that our total expenses for this offering, including our reimbursement of the underwriters for a portion of their out-of-pocket expenses incurred in connection with this offering, including legal fees and expenses, marketing, syndication and travel expenses, and excluding underwriting discounts and commissions, will be approximately $                . We will pay all of our expenses and costs in connection with this offering, including the underwriting discounts payable to the underwriters. In addition to the underwriting discounts, we have agreed to pay in cash to the Representative a structuring fee (the “Structuring Fee”) equal to $500,000 at the closing. We also agreed to reimburse the Representative upon request for its reasonable out-of-pocket, accountable, bona fide expenses actually incurred in the offering, not to exceed $5,000 for non-legal related expenses and $100,000 for legal related expenses, without the Company’s prior consent. In accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110, the underwriters’ reimbursed expenses are deemed underwriting compensation for this offering.

If the offering is not consummated within a specified period agreed to by and between B. Riley FBR and us and any person purchases securities from us within one month thereafter, we will pay B. Riley FBR a finder’s fee equal to 3.15% (1.0% in the case of sales to our directors and officers) of the price paid by the purchaser of such securities, subject to FINRA Rule 5110(f)(2).

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of                additional depositary shares at the public offering price listed on the cover of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise this option; to the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional depositary shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of depositary shares listed next to the names of all underwriters in the preceding table.

Indemnification

We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Listing

Prior to this offering, there has been no public market for the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Preferred Stock except as represented by the depositary shares. We intend to apply to list the depositary shares on the Nasdaq Global Select Market under the symbol “TBKCP.” If the application is approved, we expect trading of the depositary shares on the Nasdaq Global Select Market to begin within the 30-day period after the initial delivery of the depositary shares.

Stabilization

In connection with this offering of the depositary shares, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the depositary shares in the open market for the purpose of pegging, fixing or maintaining the price of the depositary shares. Syndicate covering transactions involve purchases of the depositary shares in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the depositary shares to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or their affiliates.

Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by the underwriters or their affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters and should not be relied on by investors.

Our Relationships with the Underwriters

The underwriters and their affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the depositary shares offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The depositary shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriters require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

We expect that delivery of the depositary shares will be made against payment therefor on or about                 , 2020, which will be the second business day following the date hereof (such settlement being referred to as “T+2”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares prior to the delivery of the depositary shares hereunder will be required, by virtue of the fact that the depositary shares initially settle in T+2, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the depositary shares who wish to trade the depositary shares prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS

The validity of the Preferred Stock we are offering as well as certain legal matters relating to the offering will be passed upon for us by Adam D. Nelson, who is our General Counsel, or another of our lawyers. Additionally, the validity of the depositary shares we are offering and certain legal matters relating to the offering will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. Certain legal matters in connection with the offering will be passed upon for the underwriters by Norton Rose Fulbright US LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of Triumph Bancorp, Inc. as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2019, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

TRIUMPH BANCORP, INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Warrants

Rights

Units

We and/or one or more selling stockholders to be identified in the future may offer and sell from time to time, in one or more series, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, rights and units comprised of two or more of these securities in any combination. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we and/or the selling stockholders offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered, and, if one or more of the selling stockholders are offering and selling securities, specific information about the selling stockholder(s). These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, before deciding to invest you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our voting common stock is listed on the NASDAQ Global Select Market under the symbol “TBK.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the NASDAQ Global Select Market or any other securities exchange of the other securities covered by the prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 35 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

Investing in our securities involves risks. See the section entitled “Risk Factors” contained on page 8 of this prospectus and in the applicable prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 13, 2020

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE

ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using an automatic “shelf” registration process. Under this shelf registration process, we and/or the selling stockholders may from time to time offer and sell the securities described in this prospectus in one or more offerings, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies.

This prospectus provides you with a general description of the securities covered by it. Each time we and/or the selling stockholders offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer and include a discussion of any risk factors or other special considerations that apply to the securities. In addition, if one or more selling stockholders sells securities under this prospectus, the prospectus supplement will contain specific information about the selling stockholder(s). The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

All references in this prospectus to “we,” “us,” “our” or similar references mean Triumph Bancorp, Inc. and its consolidated subsidiaries, unless otherwise expressly stated or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act, that registers the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K filed on February 11, 2020	For the year ended December 31, 2019

• Definitive Proxy Statement filed on March 26, 2020	For Triumph’s 2020 Annual Meeting of Stockholders

• Current Report on Form 8-K	Filed on March 26, 2020

This prospectus also incorporates by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the completion of the offering of the securities covered by this prospectus or until we terminate this offering. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished and deemed not to be filed in current reports on Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Triumph Bancorp, Inc.

Attention: Investor Relations

12700 Park Central Drive, Suite 1700

Dallas, Texas 75251

(214) 365-6900

In addition, we maintain a corporate website, www.triumphbancorp.com. We make available, through our website (by clicking “Investor Relations”), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

Neither we nor any selling stockholder have authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplements and the other documents we incorporate by reference in this prospectus, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control, particularly with regard to developments related to COVID-19. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following:

•	business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas;

•

the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the Coronavirus Aid, Relief and Economic Security (CARES) Act), and the resulting effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers;

•	our ability to mitigate our risk exposures;

•	our ability to maintain our historical earnings trends;

•	changes in management personnel;

•	interest rate risk;

•	concentration of our products and services in the transportation industry;

•	credit risk associated with our loan portfolio;

•	lack of seasoning in our loan portfolio;

•	deteriorating asset quality and higher loan charge-offs;

•	time and effort necessary to resolve nonperforming assets;

•	inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates;

•	risks related to the integration of acquired businesses and any future acquisitions;

•

our ability to successfully identify and address the risks associated with our possible future acquisitions, and the risks that our prior and possible future acquisitions make it more difficult for investors to evaluate our business, financial condition and results of operations, and impairs our ability to accurately forecast our future performance;

•	lack of liquidity;

•	fluctuations in the fair value and liquidity of the securities we hold for sale;

•	impairment of investment securities, goodwill, other intangible assets or deferred tax assets;

•	our risk management strategies;

•	environmental liability associated with our lending activities;

•	increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms;

•	the accuracy of our financial statements and related disclosures;

•	material weaknesses in our internal control over financial reporting;

•	system failures or failures to prevent breaches of our network security;

•	the institution and outcome of litigation and other legal proceedings against us or to which we become subject;

•	changes in carry-forwards of net operating losses;

•	changes in federal tax law or policy;

•

the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Act and their application by our regulators;

•	governmental monetary and fiscal policies;

•	changes in the scope and cost of FDIC, insurance and other coverages;

•	failure to receive regulatory approval for future acquisitions; and

•	increases in our capital requirements.

The foregoing factors should not be construed as exhaustive. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PROSPECTUS SUMMARY

This summary provides a general description of the securities we may offer and the common stock the selling stockholders may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we and/or the selling stockholders may offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

The Securities We and/or the Selling Stockholders May Offer

We and/or the selling stockholders may use this prospectus to offer securities from time to time in one or more offerings. A prospectus supplement, which we will provide each time we and/or the selling stockholders offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We and/or the selling stockholders will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.

We and/or the selling stockholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and/or the selling stockholders, as well as any agents acting on our behalf and/or on behalf of the selling stockholders, as applicable, reserve the sole right to accept or to reject in whole or in part any proposed purchase of such securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of such securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Debt Securities

Our debt securities may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Common Stock

We and/or the selling stockholders may sell our common stock, par value $0.01 per share. In a prospectus supplement, we and/or the selling stockholders will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock; Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

Warrants

We may sell warrants to purchase our debt securities, shares of preferred stock or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Rights

We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of the record date set by our board of directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

Units

We may sell any combination of one or more of the other securities described in this prospectus together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, in addition to the risk factor below, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or on which management is not focused or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

The ongoing COVID-19 pandemic and measures intended to prevent its spread could have a material adverse effect on our business, results of operations and financial condition, and such effects will depend on future developments, which are highly uncertain and are difficult to predict.

Global health concerns relating to the COVID-19 outbreak and related government actions taken to reduce the spread of the virus have been weighing on the macroeconomic environment, and the outbreak has significantly increased economic uncertainty and reduced economic activity. The outbreak has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place or total lock-down orders and business limitations and shutdowns. Such measures have significantly contributed to rising unemployment and negatively impacted consumer and business spending. The United States government has taken steps to attempt to mitigate some of the more severe anticipated economic effects of the virus, including the passage of the CARES Act, but there can be no assurance that such steps will be effective or achieve their desired results in a timely fashion.

The outbreak has adversely impacted and is likely to further adversely impact our operations and the operations of our borrowers, customers and business partners. In particular, we may experience financial losses due to a number of operational factors impacting us or our borrowers, customers or business partners, including but not limited to:

•

credit losses resulting from financial stress being experienced by our borrowers as a result of the outbreak and related governmental actions, particularly in the hospitality, energy, retail and restaurant industries, but across other industries as well;

•	increased bankruptcies being experienced by the carrier, freight broker and shipper clients serviced by our factoring and TriumphPay operations;

•	declines in collateral values;

•	third party disruptions, including outages at network providers and other suppliers;

•	increased cyber and payment fraud risk, as cybercriminals attempt to profit from the disruption, given increased online and remote activity; and

•	operational failures due to changes in our normal business practices necessitated by the outbreak and related governmental actions.

These factors may remain prevalent for a significant period of time and may continue to adversely affect our business, results of operations and financial condition even after the COVID-19 outbreak has subsided.

The spread of COVID-19 has caused us to modify our business practices (including restricting employee travel, and developing work from home and social distancing plans for our employees), and we may take further actions as may be required by government authorities or as we determine are in the best interests of our employees, customers and business partners. There is no certainty that such measures will be sufficient to mitigate the risks posed by the virus or will otherwise be satisfactory to government authorities.

The extent to which the coronavirus outbreak impacts our business, results of operations and financial condition will depend on future developments, which are highly uncertain and are difficult to predict, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Even after the COVID-19 outbreak has subsided, we may continue to experience materially adverse impacts to our business as a result of the virus’s global economic impact, including the availability of credit, adverse impacts on our liquidity and any recession that has occurred or may occur in the future.

There are no comparable recent events that provide guidance as to the effect the spread of COVID-19 as a global pandemic may have, and, as a result, the ultimate impact of the outbreak is highly uncertain and subject to change. We do not yet know the full extent of the impacts on our business, our operations or the global economy as a whole. However, the effects could have a material impact on our results of operations and heighten many of our known risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019.

TRIUMPH BANCORP, INC.

We are a financial holding company headquartered in Dallas, Texas and registered under the Bank Holding Company Act of 1956, as amended. Through our wholly owned bank subsidiary, TBK Bank, SSB, (the “Bank”), we offer traditional banking services, commercial finance product lines focused on businesses that require specialized financial solutions, and national lending product lines that further diversify our lending operations. Our traditional banking offerings include a full suite of lending and deposit products and services focused on our local market areas. These activities generate a stable source of core deposits and a diverse asset base to support our overall operations. Our commercial finance product lines generate attractive returns and include factoring, asset-based lending, and equipment lending products offered on a nationwide basis. Our national lending product lines provide further asset base diversification and include mortgage warehouse, liquid credit, and premium finance offered on a nationwide basis.

As of December 31, 2019, we had consolidated total assets of $5.060 billion, gross loans held for investment of $4.195 billion, total deposits of $3.790 billion and total stockholders’ equity of $636.6 million.

Our voting common stock is listed on the NASDAQ Global Select Market under the symbol “TBK.” Our principal executive offices are located at 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251. Our telephone number is (214) 365-6900.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 2 of this prospectus.

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement relating to a specific issue of securities accompanying this prospectus, we intend to use the net proceeds to us from the sale of the securities for general corporate purposes. Our general corporate purposes may include, without limitation, financing acquisitions for bank and non-bank financial services companies that we believe are complementary to our business and consistent with our growth strategy, repurchasing our securities, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments.

We will not receive any proceeds from the sale of securities by the selling stockholders.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in more detail in the applicable prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “Description of Debt Securities—Subordination” and in the applicable prospectus supplement.

We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•

whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•	whether the debt securities will be issued as original issue discount securities (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

•	any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the denominations of the securities or series of securities;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•

the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•

whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•	the identity of each security registrar or paying agent (if other than trustee);

•	any provisions granting special rights to securities holders upon the occurrence of specified events;

•	any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•	the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

•	the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special United States federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Ranking of Debt Securities; Holding Company Structure

Senior Debt Securities. Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Subordinated Debt Securities. Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.

Holding Company Structure. The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for the Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of the Bank. Unless otherwise specified in the applicable prospectus supplement, the indentures will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed or wire transfer to the holders of registered debt securities.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities.”

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

Conversion or Exchange Rights

If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

•	default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•	default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

•	default in the deposit of any sinking fund payment on the debt securities when due;

•

default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•	specified events in bankruptcy or insolvency; and

•	any other event of default provided with respect to the debt securities of any series.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•	the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver

Unless otherwise indicated in the applicable prospectus supplement, Triumph Bancorp, Inc. and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•

reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•	reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

•	change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•

reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default.”

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to Triumph Bancorp, Inc.;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•

to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•

to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•	to secure securities;

•

to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•

to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that the resulting entity, if other than Triumph Bancorp, Inc., is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Columbia and assumes all of our obligations to:

(1)	pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities;

(2)	perform and observe all of our other obligations under the indentures and supplemental indentures; and

(3)	we are not, or any successor entity, as the case may be, is not, immediately after any consolidation or merger, in default under the indenture.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:

(1)

depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

•	in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•

in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2)	delivering:

•	an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates and opinion of counsel certifying as to compliance with the indenture and other matters; and

(3)	paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings:

•

the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities; and

•

until the senior debt is paid in full, any distributions that the holders of subordinated debt would be entitled to shall be made to holders of senior debt, except that holders of subordinated debt may receive securities that are subordinated to senior debt to at least the same extent as the senior debt.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and

•	the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Triumph Bancorp, Inc. whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Triumph Bancorp, Inc. for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

(i)

any debt (a) for money borrowed by Triumph Bancorp, Inc., (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of Triumph Bancorp, Inc., or to secure the payment of revenue bonds issued for the benefit of Triumph Bancorp, Inc. whether contingent or otherwise;

(ii)	any debt of others described in the preceding clause (i) which Triumph Bancorp, Inc. has guaranteed or for which it is otherwise liable;

(iii)	the obligation of Triumph Bancorp, Inc. as lessee under any lease of property which is reflected on Triumph Bancorp, Inc.’s balance sheet as a capitalized lease; and

(iv)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of Triumph Bancorp, Inc. to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of Triumph Bancorp, Inc. and (4) the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, par value of $0.01 per share and 1,000,000 shares of preferred stock, par value of $0.01 per share. As of February 6, 2020, there were 24,605,453 shares of common stock issued and outstanding. Our charter authorizes our board of director to issue all authorized but unissued shares of common stock without any further stockholder action.

In this section we describe certain features and rights of our capital stock. The following discussion summarizes some of the important rights of our stockholders. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Texas Business Organizations Code (the “TBOC”) and our certificate of formation (our “charter”) and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

We may issue, either separately or together with other securities, shares of common stock. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.

Each holder of common stock is entitled to the following rights:

Voting Rights. Each holder of common stock is entitled to one vote for each share held on all matters on which our stockholders are entitled to vote. Directors are elected by a plurality vote standard in contested elections and a majority vote standard in uncontested elections, and no stockholder has the right to cumulative voting with respect to the election of directors.

With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas law or our charter, the act of the stockholders will be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting of stockholders at which a quorum is present.

Dividend Rights. Subject to the prior rights of holders of any then outstanding shares of our preferred stock, each share of common stock has equal rights to participate in dividends when, as and if declared by our board of directors out of funds legally available therefor.

Liquidation Rights. Subject to the prior rights of our creditors and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of our preferred stock, in the event of our liquidation, the holders of our common stock will be entitled to share ratably in any assets remaining after payment of all debts and other liabilities.

Other. Our stockholders have no subscription, sinking fund, conversion or preemptive rights.

Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below.

Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the articles supplementary to our charter with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.

Upon authorization of our board of directors, we may issue shares of one or more series of our preferred stock from time to time. Our board of directors may, without any action by holders of common stock or, except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, the board will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock.

Any preferred stock that we issue under this prospectus will have the voting, dividend, liquidation, redemption and conversion rights described below, unless otherwise provided in the prospectus supplement related to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series. The rights of any series of preferred stock may include, among others:

•	general or special voting rights;

•	preferential liquidation or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights;

•	conversion or exchange rights; or

•	any additional dividend, liquidation, redemption or sinking fund provisions and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

When issued, the preferred stock will be fully paid and nonassessable. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms. Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over our then market price.

Voting Rights. Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as may otherwise be required by Texas law or in our charter.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Such dividends shall accrue on a daily basis and shall be payable quarterly in arrears on or before March 31, June 30, September 30 or December 31 of each year.

If dividends are paid to holders of such preferred stock, the preferred stock will share dividends pro rata with the parity securities. Any dividends that are not paid with respect to a dividend period will not cumulate but will be waived and not payable by the Company.

Rights Upon Liquidation. Unless otherwise set forth in the applicable prospectus supplement, in the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. In addition, if the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Redemption. We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement. The applicable prospectus supplement will state the terms, if any, regarding partial redemption, future payment of dividends, termination rights, treatment in the event of arrears and the ability of the Company to acquire any shares.

Conversion or Exchange Rights. The prospectus supplement relating to a series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock, debt securities or another series of our preferred stock. These provisions may allow or require the number of our shares of common stock or other securities to be received by holders of shares of preferred stock to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including: the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and/or preferred stockholders entitling them to purchase common stock for an aggregate purchase price per share less than the current market price per share of common stock; and any other events described in the prospectus supplement. Unless the prospectus supplement relating to a series of preferred stock so provides, our preferred stock will have no preemptive rights.

Anti-takeover Effects

Texas law and certain provisions of our charter and bylaws may be deemed to have anti-takeover effects and may delay, prevent, discourage or make more difficult unsolicited tender offers or takeover attempts that a stockholder may consider to be in the stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares of common stock held by stockholders. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management.

No Action by Written Consent Without Unanimous Consent. Under our charter and bylaws, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken by written consent in lieu of a meeting of stockholders only with the unanimous written consent of our stockholders;

Business Combinations. We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC, or the Texas Business Combination Law, which provides that, subject to certain exceptions, a Texas corporation such as us may not engage in certain business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of such person, who is an “Affiliated Stockholder” (generally defined as the holder of 20% or more of the corporation’s voting shares) for a period of three years from the date such person became an Affiliated Stockholder unless: (1) the business combination or purchase or acquisition of shares made by the Affiliated Stockholder was approved by the board of directors of the corporation before the

Affiliated Stockholder became an Affiliated Stockholder or (2) the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the Affiliated Stockholder, at a meeting of stockholders called for that purpose (and not by written consent), not less than six months after the Affiliated Stockholder became an Affiliated Stockholder. Neither our charter nor our bylaws contain any provision expressly providing that we will not be subject to the Texas Business Combination Law. This law may have the effect of inhibiting a non-negotiated merger or other business combination involving us, even if such event would be beneficial to our stockholders;

Authorized Capital Stock. We have authorized but unissued shares of preferred stock and common stock and our board of directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise;

Special Meetings of Stockholders. Our charter and bylaws provide that a special meeting of stockholders may be called only by our board of directors or the chairman of the board or upon the written request of the holders of not less than 50% of the voting power represented by all the shares issued, outstanding and entitled to be voted at the proposed special meeting;

Board Vacancies. Our charter and bylaws enable the board of directors to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies created as a result of the increase by a majority vote of the directors then in office;

Bylaw Amendments. Provisions in our charter and bylaws allow our board of directors to amend or repeal the bylaws by a majority vote of the directors present at a meeting;

Charter Amendments. Texas law requires that stockholders representing two-thirds of the outstanding shares of common stock approve all amendments to our charter and approve mergers and similar transactions;

Advance Notice. The requirement that any stockholders that wish to bring business before our annual meeting of stockholders or nominate candidates for election as directors at our annual meeting of stockholders must provide advance notice of their intent in writing;

Removal of Directors. The vote of no less than the majority of stockholders will be required for stockholders to remove from office a member of our board of directors with cause; and

Board of Directors. Our charter and bylaws previously provided for our board of directors to be classified into three classes of directors, with the members of one class to be elected each year. On May 10, 2018, our stockholders approved an amendment to our charter pursuant to which, beginning with the 2019 annual meeting of stockholders, directors are elected to hold office for a term of one year, and as of our 2021 annual meeting, our board of directors should be fully declassified and, thereafter, at each annual election of directors, all of our board of directors will be comprised of one class and all such directors will be elected on an annual basis. Our charter and bylaws also provide for noncumulative voting and a plurality voting standard in the contested elections of directors and a majority vote standard in uncontested elections of directors.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Common Stock and Preferred Stock – Preferred Stock.”

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•

there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock.

The price of our debt securities or the price per share of our common stock, preferred stock or depositary shares may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•

whether the consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, shares of our common stock or preferred stock, or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants will be issued under warrant agreements to be entered into between Triumph Bancorp, Inc. and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Triumph Bancorp, Inc. in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following outlines some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•	the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

•

the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by Triumph Bancorp, Inc., unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

•	the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

•	any other event described in the applicable prospectus supplement.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of Triumph Bancorp, Inc. as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

We may issue rights to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities, or any combination thereof. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

•	the title of the rights;

•	the record date for determining security holders entitled to the rights distribution;

•	the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

•	the rights agent;

•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such rights securities issued with each such underlying right;

•	the date, if any, on and after which the rights will be separately transferable;

•	if applicable, the minimum or maximum number of rights that may be exercised at any one time; the exercise price of the rights;

•	the steps required to exercise the rights;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	the date on which the rights will become effective and the date on which the rights will expire;

•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights;

•	any material U.S. federal income tax consequences; or

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

This section identifies the general terms of the rights to issue units consisting of common stock, preferred stock, debt securities, warrants, rights, stock purchase contracts or any combination of one or more of the other securities described in this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

The applicable prospectus supplement or supplements will also describe:

•

the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units;

•	any applicable material United States federal income tax consequences; and

•	whether the units will be issued in fully registered form.

The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Triumph Bancorp, Inc., the trustees, the warrant agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

We and/or the selling stockholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling stockholders may also sell shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than under this prospectus.

In addition, we and/or the selling stockholders may enter into option, share lending or other types of transactions that require us and/or the selling stockholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We and/or the selling stockholders may enter into hedging transactions with respect to our securities. For example, we and/or the selling stockholders may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Each time that we and/or the selling stockholders use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We and/or the selling stockholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us and/or the selling stockholders in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

Agents and underwriters may be entitled to indemnification by us and/or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us and/or the selling stockholders in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Select Market. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Select Market, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We and/or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. In that event, the third party may use securities pledged by us and/or the selling stockholders or borrowed from us and/or the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We and/or the selling stockholders do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we and/or the selling stockholders do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

If we and/or the selling stockholders offer securities in a subscription rights offering to our existing security holders, we and/or the selling stockholders may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We and/or the selling stockholders may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we and/or the selling stockholders do not enter into a standby underwriting arrangement, we and/or the selling stockholders may retain a dealer-manager to manage a subscription rights offering for us and/or the selling stockholders.

Underwriters, dealers and agents may engage in transactions with us and/or the selling stockholders or perform services for us and/or the selling stockholders in the ordinary course of business.

If indicated in the applicable prospectus supplement, we and/or the selling stockholders will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us and/or the selling stockholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our and/or the selling stockholders’ approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we and/or the selling stockholders shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York, and certain legal matters relating to Texas law will be passed upon for us by Adam D. Nelson, who is our General Counsel, or another of our lawyers. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Triumph Bancorp, Inc. as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2019, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Depositary Shares, Each Representing a 1/40th Interest in a Share of                % Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock

PROSPECTUS SUPPLEMENT

                    , 2020

Joint Book-Running Managers

B. Riley FBR	D.A. Davidson & Co.	Janney Montgomery Scott	Oppenheimer & Co.

Lead Manager

Ladenburg Thalmann

Co-Managers

William Blair	Incapital	Boenning & Scattergood	Wedbush Securities